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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wellman, Inc. for the registration of $400,000,000 maximum aggregate offering price of Debt Securities, Common Stock and/or Warrants and to the incorporation by reference therein of our report dated February 12, 1998, with respect to the consolidated financial statements and schedules of Wellman, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

Charlotte, North Carolina
July 29, 1998